EXHIBIT 16.1

September 13, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Steel Partners Holdings LP
File No. 0-5465

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Steel Partners Holdings LP., dated September 13, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP